Exhibit 32.1

Certification

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Pure Minerals, Inc., a Nevada corporation (the “Company”), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2011	/s/ Nicolas Matossian
Nicolas Matossian
Chief Executive Officer and Acting Chief Financial
Officer